EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 22, 2002 relating to the financial statements and financial statement schedule of VA Software Corporation, which appears in VA Software Corporation's Annual Report on Form 10-K for the year ended July 27, 2002.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


San Jose, California
December 17, 2002